STOCK

                                    OFFERINGS

                                    QUESTIONS

                                       and

                                     ANSWERS






                                     Peoples
                                  Bancorp, Inc.

STOCK OFFERINGS
QUESTIONS & ANSWERS

Facts about the Plan of Conversion and Reorganization

The Boards of Directors of Peoples Bancorp, Inc. ("Bancorp"), its wholly owned subsidiary Trenton Savings Bank FSB ("Trenton Savings" or the "Bank") and Peoples Bancorp, M.H.C. (the "MHC") unanimously adopted a Plan of Conversion and Reorganization (the "Plan") to convert from a mutual holding company structure to a newly formed Delaware stock holding company, Peoples Bancorp, Inc. (the "Company"). We refer to this as the "Conversion."

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Peoples Bancorp, Inc.

Investment in the common stock of the Company involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."


Why are Bancorp and its subsidiary, the Bank, and the MHC converting to the stock holding company structure?

The stock holding company form of ownership is used by most business corporations and an increasing number of banks and savings institutions. Through the sale of the stock, the Company will raise additional capital enabling it to:

o Purchase all the capital stock of the Bank, contributing a portion of the proceeds raised from the sale of the Company's common stock to the Bank. The Bank, in turn, will utilize these funds to support and broaden its range of its products and services offered; and

o Allow customers of the Bank and friends to subscribe to purchase stock and share in the Company and the Bank's future.


Will the Conversion affect any of my deposit account(s) or loan(s)?

No. The Conversion will have no effect on the balance or terms of any deposit account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account will not be converted to stock. The common stock purchased from the Company, however, cannot and will not be insured by the FDIC or any other governmental agency.


Who is eligible to purchase stock in the offerings?

Depositors and borrowers of Trenton Savings as of certain dates, the Company's Employee Stock Ownership Plan, the Bancorp's public stockholders, and members of the general public.


How many shares of stock are being offered and at what price?

The Company is offering up to 20,241,623 shares of Common Stock at a price of $10.00 per share through the Prospectus. Shares held by Bancorp stockholders will also be exchanged.


I am an existing Bancorp stockholder. How will my shares be exchanged?

Each share of Bancorp common stock will automatically be converted into shares of the Company's common stock according to a ratio that will result in you retaining nearly the same aggregate percentage ownership in the Company's common stock after the Conversion. This percentage will be adjusted downward pursuant to the Office of Thrift Supervision's policy to reflect assets contributed to the Bancorp by the MHC. Depending on the amount of the Company's common stock sold in the Offering, an Exchange Ratio ranging from approximately 2.4578 to
3.3252 (up to 3.8240 at the adjusted maximum number of shares sold) Exchange Shares of the Company's common stock will be exchanged for each share of Bancorp common stock. The Exchange Agent will provide each stockholder of record a letter of transmittal with instructions for the exchange of shares.

Holders of Bancorp Common Stock should not forward shares to the Bank or Exchange Agent until they have received instructions from the Exchange Agent.


How much stock may I buy?

The minimum order is 25 shares. The maximum purchase limit for any person (or persons on a single account) is $600,000 and for associates of or persons acting in concert the maximum purchase limitation is $600,000.

The maximum purchase for any person or associates of or persons acting in concert when combined with Exchange Shares shall not exceed 5% of the Shares sold in the Offering.


Do Bank members have to buy stock?

No. The Conversion, however, will allow the Bank's depositors and borrowers an opportunity to subscribe to buy stock and become initial stockholders of the holding company for the bank with which they do business.


How do I order stock?

You must complete the Stock Order and Certification Form. Be sure to follow the instructions for completing the Stock Order and Certification. Your order must be received at the Stock Center or at one of the branches of Trenton Savings by 12:00 noon, New Jersey Time, on ___________, 1998.


If I place an order for stock, am I guaranteed to receive that stock?

No. Placing an order for stock does not guarantee that you will receive any or all of your order. Orders are filled on a priority basis. For detailed information on the preference categories, refer to the Conversion and Reorganization section of the Prospectus.

How do I pay for my shares of stock?

You must pay for stock by check, cash (if delivered in person) or money order. Interest will be paid by the Bank on these funds at the passbook rate from the day the funds are received until the completion or termination of the Conversion.

You may also authorize us to withdraw funds from your Trenton Savings deposit account or certificate of deposit for the amount of funds you specify for payment.

Note: You will not have access to these funds from the day we receive your order until the completion or termination of the Conversion.


Can I purchase shares using funds in my Trenton Savings IRA account?

Federal regulations do not permit the purchase of conversion stock in your existing Trenton Savings IRA account. To accommodate our IRA depositors, we have made arrangements to have funds transferred into self-directed IRA accounts with a third party broker-dealer to allow for such purchases. Please call our Stock Center as soon as possible at ( ) - for additional information.


Will the stock be insured?

No. Like any other common stock, the Company's common stock will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.


Will dividends be paid on the stock?

The Board of Directors of the Company intends to declare cash dividends on the common stock commencing with the first quarter following the consummation of the Conversion. It is expected that the annual dividend will be $0.10 per share if the maximum as adjusted number of shares are sold in the conversion. However, there can be no assurance that such dividends will not be reduced or eliminated in the future.


How will the stock be traded?

The Company's common stock will trade on the Nasdaq National Market under the symbol "TSBS". However, no assurances can be given that an active and liquid market will develop.


Do I pay a commission?

No. You will not be charged a commission or fee on the purchase of shares in the Offering.


Should I vote in favor of the Plan of Conversion?

Yes. The Boards of Directors of the Bank, Bancorp, and MHC recommend that you vote in favor of the plan of conversion. Your "FOR" vote is very important!


Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND
RETURN ALL PROXY CARDS!


How many votes do I have?

Your proxy card(s) show the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date up to $100,000.


May I vote in person at the Special Meeting?

Yes, but we would still like you to sign and mail your proxy card today. If you decide to revoke your proxy, you may do so by voting at the Special Meeting.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK CENTER AT ( ) - between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.


The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus accompanied by the Stock Order Form.

              [Member Letter - Trenton Savings Bank FSB letterhead]
                                                             _____________, 1998
Dear Member:

         I am pleased to inform you that the Boards of Directors of Trenton Savings Bank FSB (the "Bank"), Peoples Bancorp, Inc. ("Bancorp") and Peoples Bancorp, M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of a newly formed Delaware stock holding company, Peoples Bancorp, Inc. (the "Company"), and the existing stockholders of Bancorp (other than the MHC) will be issued shares of the Company's common stock in exchange for their shares of Bancorp's common stock (the "Exchange"). The Exchange will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp, subject to certain adjustments. In addition to the shares of Company common stock to be issued in the Exchange, the Company is also offering up to 20,241,623 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp and (iii) various regulatory approvals.

         Upon completion of the Conversion and Reorganization, your deposits and loans with the Bank will continue to be deposits and loans with the Bank; there will be no change in the balance, interest rate or maturity of deposits or loans because of this restructuring. Your deposits will continue to be insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law to the same extent as prior to the Conversion.

         We are asking depositors of the Bank as of _________, 1998, the voting record, who continue to be depositors as of the Special Meeting of Members, to vote FOR the Plan of Conversion. If you and/or members of your family have multiple accounts with the Bank, you may receive more than one proxy mailing. Federal regulations do not allow the combining of accounts unless they represent identical forms of ownership. Please vote all proxy cards found in the front of the mailing envelope and return them today in the enclosed postage-paid envelope, even if you plan to attend the meeting. Your vote FOR the Conversion and Reorganization will not require you to buy any stock. A Proxy Statement relating to the Conversion is enclosed.

         As part of this process, the Company is offering shares of its common stock in accordance with federal regulations. You may take advantage of your nontransferable right to purchase shares directly from the Company, without commission or fee. We have enclosed a package of information, including a Stock Order Form and a Prospectus, which will help you learn more about investing in the Company's common stock. Please read and review the materials carefully before making an investment decision. The Stock Order and Certification Form and payment MUST be received at the Stock Center or at one of the branches of Trenton Savings by 12:00 noon, New Jersey Time, on ____________, 1998.

         If you have any questions about the Conversion, please call ( ) - or stop by the Stock Center located at 134 Franklin Corner Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.

Sincerely,


Wendell T. Breithaupt
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

          [Closed Account Letter - Trenton Savings Bank FSB Letterhead]

                                                            ______________, 1998

Dear Friend:

         I am pleased to inform you that the Boards of Directors of Trenton Savings Bank FSB (the "Bank"), Peoples Bancorp, Inc. ("Bancorp") and Peoples Bancorp, M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of a newly formed Delaware stock holding company, Peoples Bancorp, Inc. (the "Company"), and the existing stockholders of Bancorp (other than the MHC) will be issued shares of the Company's common stock in exchange for their shares of Bancorp's common stock (the "Exchange"). The Exchange will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp, subject to certain adjustments. In addition to the shares of Company common stock to be issued in the Exchange, the Company is also offering up to 20,241,623 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp and (iii) various regulatory approvals.

         As part of the Conversion, the Company is offering shares of its common stock in accordance with federal regulations. Because you had a deposit account with the Bank as of either August 31, 1996 or December 31, 1997 but closed the account prior to __________, 1998, you are entitled to purchase the common stock being offered but may not vote on the Plan of Conversion. You may take advantage of your nontransferable right to purchase shares directly from the Company, without paying a commission or fee. We have enclosed a package of information, including a Stock Order Form and a Prospectus, which will help you learn more about investing in the Company's common stock. Please read and review the materials carefully before making an investment decision. The Stock Order and Certification Form and payment MUST be received at the Stock Center or at one of the branches of Trenton Savings by 12:00 noon, New Jersey Time, on ____________, 1998.

         If you have any questions about the Conversion, please call ( ) - or stop by the Stock Center located at 134 Franklin Corner Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.


Thank you for giving these matters your attention and timely consideration.

Sincerely,




Wendell T. Breithaupt
President and Chief Executive Officer





The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

       (Prospective Investor Letter - Trenton Savings Bank FSB letterhead)

                                                                   _______, 1998

Dear Prospective Investor:

     I am pleased to announce that Trenton Savings Bank FSB (the"Bank"), its mutual holding company, Peoples Bancorp, M.H.C. (the "MHC") and Peoples Bancorp, Inc. ("Bancorp") are converting and reorganizing into the stock holding company structure (the "Conversion"). In conjunction with this Conversion, Peoples Bancorp, Inc. (the "Company"), the newly formed proposed Delaware stock holding company for the Bank, is offering shares of common stock in Subscription, Public Stockholders and Community Offerings.

     We have enclosed the following materials that will help you learn more about investing in the Company's common stock. Please read and review the materials carefully before making an investment decision.

     PROSPECTUS: This document provides detailed information about the proposed stock offerings and about the Company's operations.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offerings are found in this pamphlet.

     INVITATION: We are hosting an informational community meeting where you can learn more about the Conversion and Stock Offerings. Please call the Stock Center to reserve a seat.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by properly executing and returning it with your payment to the Stock Center in the enclosed envelope labeled Order Forms or in person. The Stock Order and Certification Form and payment MUST be received at the Stock Center or at one of the branches of Trenton Savings by 12:00 noon, New Jersey Time, on ____________, 1998.

     We invite you to become a stockholder of the Company. Through this offering, you have the opportunity to buy stock directly from the Company without paying a commission or fee.

     If you have any questions about the Conversion, please call ( ) - or stop by the Stock Center located at 134 Franklin Corner Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.


Sincerely,




Wendell T. Breithaupt
President and Chief Executive Officer


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

                     [Broker Dealer Letter - FBR Letterhead]





To Members and Friends of Trenton Savings Bank FSB and Stockholders of Peoples Bancorp, Inc.:

     Friedman, Billings, Ramsey & Co., Inc., a member of the National Association of Securities Dealers ("NASD"), is assisting Trenton Savings Bank FSB (the "Bank") and Peoples Bancorp, Inc. ("Bancorp") with their conversion and reorganization into a newly formed Delaware stock holding company, Peoples Bancorp, Inc. (the "Company") and its concurrent offerings of shares of common stock.

     At the request of the Company, we are enclosing materials explaining this process and your opportunity to invest in shares of the Company's common stock being offered to customers, stockholders and the community through ___________, 1998. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

     If you have any questions about the Conversion, please call ( ) - or stop by the Stock Center located at 134 Franklin Corner Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.


                     Very truly yours,


                     Friedman, Billings, Ramsey & Co., Inc.







The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

             (Stockholder Letter- STREET HOLDERS#1- TSBS letterhead)

                                                            ______________, 1998

Dear Stockholder:

     I am pleased to inform you that the Boards of Directors of Trenton Savings Bank FSB (the "Bank"), Peoples Bancorp, Inc. ("Bancorp") and Peoples Bancorp, M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of a newly formed Delaware stock holding company, Peoples Bancorp, Inc. (the "Company"), and the existing stockholders of Bancorp (other than the MHC) will be issued shares of the Company's common stock in exchange for their shares of Bancorp's common stock (the "Exchange"). The Exchange will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp, subject to certain adjustments. In addition to the shares of Company common stock to be issued in the Exchange, the Company is also offering up to 20,241,623 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to
(i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp and (iii) various regulatory approvals.

     We are asking stockholders of Bancorp as of ____________,1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope labeled Proxy Card. Your vote FOR the Conversion will not require you to buy any additional stock in the Conversion. A Proxy Statement relating to the Conversion is enclosed.

     We have enclosed the following materials that will help you learn more about investing in the Company's common stock. Please read and review the materials carefully before making an investment decision.

     PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed stock offerings.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offerings are found in this pamphlet.

     INVITATION: We are hosting an informational community meeting where you can learn more about the Conversion and Stock Offerings. Please call the Stock Center to reserve a seat in the meeting.

     We are inviting our customers, existing stockholders and the general public to become stockholders of the Company. Through this offering you have the opportunity to buy additional stock directly from the Company without paying a commission or fee. You may obtain a Stock Order Form and Certification Form by contacting the Bank.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by properly executing and returning it with your payment to the Stock Center in the enclosed envelope labeled Order Forms or in person. The Stock Order and Certification Form and payment MUST be received at the Stock Center or at one of the branches of Trenton Savings by 12:00 noon, New Jersey Time, on ____________, 1998.

     If you have any questions about the Conversion, please call ( ) - or stop by the Stock Center located at 134 Franklin Corner Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.


Thank you for giving these matters your attention and timely consideration.

Sincerely,


Wendell T. Breithaupt
President and Chief Executive Officer



The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

            (Stockholder Letter REGISTERED HOLDERS- TSBS letterhead)


                                                                __________, 1998
Dear Stockholder:

     I am pleased to inform you that the Boards of Directors of Trenton Savings Bank FSB (the "Bank"), Peoples Bancorp, Inc. ("Bancorp") and Peoples Bancorp, M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of a newly formed Delaware stock holding company, Peoples Bancorp, Inc. (the "Company"), and the existing stockholders of Bancorp (other than the MHC) will be issued shares of the Company's common stock in exchange for their shares of Bancorp's common stock (the "Exchange"). The Exchange will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp, subject to certain adjustments. In addition to the shares of Company common stock to be issued in the Exchange, the Company is also offering up to 20,241,623 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to
(i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp and (iii) various regulatory approvals.

     We are asking stockholders of Bancorp as of __________,1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope labeled Proxy Card. Your vote FOR the Conversion will not require you to buy any additional stock in the Conversion. A Proxy Statement relating to the Conversion is enclosed.

     We have enclosed the following materials that will help you learn more about investing in the Company's common stock. Please read and review the materials carefully before making an investment decision.

     PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed stock offerings.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offerings are found in this pamphlet.

     INVITATION: We are hosting an informational community meeting where you can learn more about the Conversion and Stock Offerings. Please call the Stock Center to reserve a seat.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by properly executing and returning it with your payment to the Stock Center in the enclosed envelope labeled Order Forms or in person. The Stock Order and Certification Form and payment MUST be received at the Stock Center or at one of the branches of Trenton Savings by 12:00 noon, New Jersey Time, on ____________, 1998.

     We are inviting our customers, existing stockholders and the general public to become stockholders of the Company. Through this offering you have the opportunity to buy additional stock directly from the Company without paying a commission or fee.

     If you have any questions about the Conversion and Reorganization, please call ( ) - or stop by the Stock Center located at 134 Franklin Corner Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.


Thank you for giving these matters your attention and timely consideration.

Sincerely,



Wendell T. Breithaupt
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

           (Stockholder Letter- NoBo's - 2nd mailing-TSBS Letterhead)



                                                               ___________, 1998

Dear Stockholder:

     Under separate cover on this date, we forwarded to you information regarding the Plan of Conversion of Peoples Bancorp, M.H.C. (the "MHC") and
Reorganization between the MHC and Peoples Bancorp, Inc. ("Bancorp") (the "Conversion") and its wholly owned subsidiary Trenton Savings Bank FSB (the "Bank") and the offering of Common Stock by the newly formed Delaware stock holding company, Peoples Bancorp, Inc. (the "Company").

     As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein, along with a Prospectus.

     The Stock Order and Certification Form and payment MUST be received at the Stock Center or at one of the branches of Trenton Savings by 12:00 noon, New Jersey Time, on ____________, 1998.

     If you have any questions about the Conversion, please call ( ) - or stop by the Stock Center located at 134 Franklin Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.

Sincerely,



Wendell T. Breithaupt
President and Chief Executive Officer











The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

(Dear Member "Dark Blue Sky" & Foreign Accounts - Trenton Savings Bank FSB letterhead)

                                                                ___________,1998


Dear Member:

     I am pleased to announce that Trenton Savings Bank FSB (the"Bank"), its mutual holding company, Peoples Bancorp, M.H.C. and Peoples Bancorp, Inc. ("Bancorp") are converting and reorganizing into the stock holding company structure (the "Conversion"). In conjunction with this Conversion, Peoples Bancorp, Inc. (the "Company"), the newly formed proposed Delaware stock holding company for the Bank, is offering shares of common stock in Subscription, Public Stockholders and Community Offerings.


     Unfortunately, the Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Company.

     However, as a member of the Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on March __, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

     If you have any questions about the Conversion and Reorganization, please call ( ) or stop by the Stock Center located at 134 Franklin Corner Road, Lawrenceville, New Jersey between 9:00 a.m. and 5:00 p.m., New Jersey Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.

Sincerely,




Wendell T. Breithaupt
President and Chief Executive Officer



The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

Meeting Invitation

                              Peoples Bancorp, Inc.


 You Are Cordially Invited To a Community Investor Meeting & Reception to Learn About the Plan of Conversion and Related Offerings of Peoples Bancorp, Inc. (a
        newly formed holding company for Trenton Savings Bank FSB) common stock.

                                    TBD DATE
                                    TBD PLACE
                                    TBD TIME


   Senior executives of Trenton Savings Bank FSB will present information and answer your questions about Trenton Savings Bank's Plan of Conversion and Reorganization and related Stock Offerings. You will also be presented with information about Trenton Savings Bank's business focus and results of operations.

                               Seating is Limited

             Please call the Stock Center to make your reservation.
                                      ( ) -



This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus accompanied by the Stock Order Form. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

                                   Proxy Gram

We recently forwarded to you information advising that the Boards of Directors of Trenton Savings Bank FSB, Peoples Bancorp Inc., and Peoples Bancorp M.H.C. had received regulatory approval to reorganize into the stock holding company form of ownership.

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Plan of Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan does not obligate you to purchase stock; approval of the Plan will not affect the terms or insurance of your accounts at Trenton Savings Bank FSB.

The Board of Directors unanimously recommends that you vote "FOR" the Plan

TRENTON SAVINGS BANK FSB,  PEOPLES BANCORP INC., and PEOPLES BANCORP M.H.C.

Wendell T. Breithaupt
President and Chief Executive Officer

If you already mailed the proxy, please accept our thanks and disregard this request. For further information call our Stock Center at ( ) - .

The common stock is not a deposit or account and is not federally insured or guaranteed. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form.

Ads will run two times in each county.  Ad will be 6 7/16 X 10(3x10)


                              Peoples Bancorp, Inc.


     Peoples  Bancorp,  Inc., a newly formed holding company for Trenton Savings
Bank  FSB,   is   offering   up  to   20,241,623   shares   of   common   stock.

You are invited...

                  to a Community Investor Meeting and Reception

Senior executives of Trenton Savings Bank FSB are hosting a Community Investor Meeting. In addition to learning details about the stock offering, you'll be presented with information about Trenton Savings Bank's business focus and results of operations.

                                    TBD DATE
                                    TBD PLACE
                                    TBD TIME

To receive a copy of the Prospectus or to make a reservation to attend the meeting, please call the Stock Center at ( ) - from 9:00 a.m. to 5:00 p.m., New Jersey Time, Monday through Friday.


This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus accompanied by the Stock Order Form. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.